UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 2008
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                       ATLANTIC COAST FEDERAL CORPORATION
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             (Exact name of Registrant as specified in its charter)

              Federal                000-50962              59-3764686
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   (State or Other Jurisdiction     (Commission          (I.R.S. Employer
         of Incorporation)          File Number)        Identification No.)

                   505 Haines Avenue, Waycross, Georgia 31501
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                    (Address of principal executive offices)

                                 (800) 342-2824
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 16, 2008, Atlantic Coast Bank, the wholly owned subsidiary of Atlantic Coast Federal Corporation entered into a new employment agreement with its President and Chief Executive Officer, Robert J. Larison, Jr. (the "Agreement") effective as of July 1, 2008. This Agreement supercedes Mr. Larison's existing agreement. The Agreement provides for a three-year term with an initial salary of $250,000. In addition to the base salary, the Agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees. Upon each anniversary date of the Agreement, the term may be extended for an additional year subject to the board of directors conducting a performance review of Mr. Larison and approving such renewal. Under the Agreement, Mr. Larison's employment may be terminated for cause at any time, in which event he would have no right to receive compensation or other benefits for any period after termination.

       Certain events resulting in Mr. Larison's termination or resignation will entitle him to payments of severance benefits following termination of employment. Mr. Larison will be entitled to severance benefits under the Agreement in the event (A) his employment is involuntarily terminated (for reasons other than cause, death, disability or retirement) or (B) he resigns during the term of the agreement within two years after any of the following events: (i) the failure to elect or reelect or to appoint or reappoint him to his executive position, (ii) a material change in his functions, duties or responsibilities, which change would cause his position to become of lesser responsibility, importance or scope of authority, (iii) a material reduction in his salary or benefits other than as part of an employee wide reduction, (iv) a relocation of his principal place of employment by more than 50 miles from either Waycross, Georgia or Jacksonville, Florida or (v) a material breach of the Agreement by Atlantic Coast Bank, which would entitle him to a severance payment equal to three times his highest annual rate of base salary at any time during the term of the Agreement and three times his highest annual bonus and non-equity compensation received during the latest three calendar years prior to the termination. In addition, he would be entitled, at no expense to him, to the continuation of substantially comparable life, disability and non-taxable medical and dental insurance coverage for such period. Notwithstanding any provision to the contrary in the Agreement, payments under the Agreement following a change in control are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.


Item 9.01. Financial Statements and Exhibits.

       (d) Exhibits:

           Exhibit 10.1: Employment Agreement between Atlantic Coast Bank and Robert J. Larison, Jr.


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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ATLANTIC COAST FEDERAL CORPORATION


Date: May 22, 2008                 By: /s/ Robert J. Larison, Jr.
                                       -----------------------------------------
                                       Robert J. Larison, Jr.
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)